Exhibit 99.3

AQUILA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Consolidated Financial Statements of Aquila have been prepared to reflect the sale of Aquila’s electric utility assets in Colorado and its gas utilities assets in Colorado, Kansas, Nebraska and Iowa along with the associated liabilities to Black Hills (Asset Sale).

The following Aquila Unaudited Pro Forma Condensed Consolidated Statement of Income for the three months ended March 31, 2008 and the year ended December 31, 2007, gives effect to the Asset Sale as if it had occurred on January 1, 2007. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2008, gives effect to the Asset Sale as if it had occurred on March 31, 2008. The pro forma adjustments are described in the accompanying notes.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in connection with Aquila’s consolidated financial statements as of December 31, 2007, including the notes thereto, included in this Current Report on Form 8-K as Exhibit 99.1.  The statements should also be read in conjunction with the unaudited consolidated financial statements as of March 31, 2008, including the notes thereto, included in this Current Report on Form 8-K as Exhibit 99.2.  The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for informational purposes only and are not necessarily indicative of the consolidated financial position or results of operations of Aquila that would have been reported had the Asset Sale been completed at the dates indicated, nor is it indicative of Aquila’s future consolidated financial position or results of operations.

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect the impact of all financing, liquidity, acquisition or other use of proceeds from the Asset Sale that may have occurred (or may occur) subsequent to March 31, 2008.

AQUILA, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Three Months Ended March 31, 2008

				Aquila
	Aquila	Pro Forma		Historical
	Historical	Adjustments	A	As Adjusted
Operating Revenues	(millions, except per share amounts)
Electric revenues	$199.1	$(50.7)		$148.4
Gas revenues	277.6	(277.6)		-
Other revenues	6.4	(7.5)		(1.1)
Total	483.1	(335.8)		147.3
Operating Expenses
Fuel	247.4	(211.8)		35.6
Purchased power	72.8	(31.7)		41.1
Operating expenses	76.8	(32.3)		44.5
Selling, general and administrative - non-regulated	1.9	(0.8)		1.1
Maintenance	13.9	(2.4)		11.5
Depreciation and amortization	29.1	(10.7)		18.4
General taxes	7.3	(3.0)		4.3
Total	449.2	(292.7)		156.5
Operating income (loss)	33.9	(43.1)		(9.2)
Non-operating income (expense)	3.0	0.4		3.4
Interest charges	(38.2)	-		(38.2)
Loss from continuing operations before income taxes	(1.3)	(42.7)		(44.0)
Income tax benefit	9.8	-		9.8
Income (loss) from continuing operations	$8.5	$(42.7)		$(34.2)

Average number of basic common shares outstanding	375.9			375.9
Average number of diluted common shares outstanding	376.1			376.1

Basic and diluted income (loss) from continuing operations
per common share	$0.02			$(0.09)

The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements are
an integral part of these statements.

AQUILA, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2007

				Aquila
	Aquila	Pro Forma		Historical
	Historical	Adjustments	A	As Adjusted
Operating Revenues	(millions, except per share amounts)
Electric revenues	$837.8	$(178.0)		$659.8
Gas revenues	606.1	(606.1)		-
Other revenues	22.7	(30.9)		(8.2)
Total	1,466.6	(815.0)		651.6
Operating Expenses
Fuel	594.0	(443.5)		150.5
Purchased power	287.6	(103.4)		184.2
Operating expenses	276.8	(107.8)		169.0
Selling, general and administrative - non-regulated	8.1	(3.1)		5.0
Maintenance	56.0	(10.6)		45.4
Depreciation and amortization	108.3	(42.1)		66.2
General taxes	28.2	(12.8)		15.4
Loss on property and other charges	1.3	-		1.3
Total	1,360.3	(723.3)		637.0
Operating income (loss)	106.3	(91.7)		14.6
Non-operating income (expense)	24.4	1.9		26.3
Interest charges	(141.2)	-		(141.2)
Loss from continuing operations before income taxes	(10.5)	(89.8)		(100.3)
Income tax expense	(7.6)	-		(7.6)
Loss from continuing operations	$(18.1)	$(89.8)		$(107.9)

Average number of basic common shares outstanding	375.7			375.7
Average number of diluted common shares outstanding	375.7			375.7

Basic and diluted loss from continuing operations
per common share	$(0.05)			$(0.29)

The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements are
an integral part of these statements.

AQUILA, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2008

				Aquila
	Aquila	Pro Forma		Historical
	Historical	Adjustments		As Adjusted
ASSETS	(millions)
Current Assets
Cash and cash equivalents	$28.2	$908.8	C	$937.0
Restricted cash	1.3	-		1.3
Funds on deposit	33.9	-		33.9
Receivables, net	241.0	(115.1)	B	125.9
Fuel inventories, at average cost	41.4	(6.0)	B	35.4
Materials and supplies, at average cost	37.3	(5.4)	B	31.9
Derivative instruments	46.0	(1.6)	B	44.4
Other	19.8	(12.9)	B	6.9
Total	448.9	767.8		1,216.7
Nonutility Property and Investments
Nonutility plant, net	129.0	(2.0)	B	127.0
Other	-	-		-
Total	129.0	(2.0)		127.0
Utility Plant, at Original Cost
Utility Plant	3,207.9	(1,087.4)	B	2,120.5
Less-accumulated depreciation	1,399.4	(563.0)	B	836.4
Net utility plant in service	1,808.5	(524.4)		1,284.1
Construction work in progress	279.8	(12.8)	B	267.0
Total	2,088.3	(537.2)		1,551.1
Deferred Charges and Other Assets
Regulatory assets	161.9	(55.3)	B	106.6
Goodwill	111.0	-		111.0
Deferred income taxes	6.3	-		6.3
Derivative instruments	16.4	-		16.4
Pension asset	2.6	23.7	B	26.3
Other	38.5	0.6	B	39.1
Total	336.7	(31.0)		305.7
Total	$3,002.9	$197.6		$3,200.5

The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements are
an integral part of these statements.

AQUILA, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2008

				Aquila
	Aquila	Pro Forma		Historical
	Historical	Adjustments		As Adjusted
LIABILITIES AND CAPITALIZATION	(millions)
Current Liabilities
Current maturities of long-term debt	$2.4	$-		$2.4
Notes payable	100.0	-		100.0
Accounts payable	135.7	(62.0)	B	73.7
Accrued taxes	13.1	-		13.1
Accrued interest	31.4	(0.5)	B	30.9
Accrued compensation and benefits	11.5	(1.6)	B	9.9
Pension and post-retirement liability	3.3	(1.7)	B	1.6
Derivative instruments	30.6	-		30.6
Other	62.9	3.9	B, D	66.8
Total	390.9	(61.9)		329.0
Deferred Credits and Other Liabilities
Deferred investment tax credits	6.3	-		6.3
Asset retirement obligations	11.6	(2.4)	B	9.2
Pension and post-retirement liability	46.8	(21.2)	B	25.6
Regulatory liabilities	104.9	(13.0)	B	91.9
Derivative instruments	0.6	-		0.6
Other	41.8	(9.5)	B	32.3
Total	212.0	(46.1)		165.9
Capitalization
Common shareholders' equity
Common stock	3,888.8	-		3,888.8
Retained earnings (deficit)	(2,524.6)	305.6	E	(2,219.0)
Treasury stock, at cost	(0.3)	-		(0.3)
Accumulated other comprehensive loss	2.0	-		2.0
Total	1,365.9	305.6		1,671.5
Long-term debt	1,034.1	-		1,034.1
Total	2,400.0	305.6		2,705.6
Commitments and Contingencies
Total	$3,002.9	$197.6		$3,200.5

The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements are
an integral part of these statements.

AQUILA, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
1.                 Basis of Presentation
The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared to reflect the Asset Sale.
2.                 Synergies
The pro forma adjustments do not include any amounts related to expected synergies or restructuring activities.

3.                 Reclassifications
Certain reclassifications have been made to Aquila’s historical presentation in order to conform to Great Plains Energy’s historical presentation. These reclassifications had no impact on the historical loss from continuing operations reported by Aquila.

4.                 Pro Forma Adjustments
The pro forma adjustments represent preliminary estimates to reflect the Asset Sale.

The pro forma adjustments included in the Unaudited Pro Forma Condensed Consolidated Financial Statements are as follows:

A—These Unaudited Pro Forma Condensed Consolidated Statement of Income adjustments represent the elimination of income from continuing operations directly associated with the Asset Sale. In addition, $9.0 million and $36.6 million of costs related to certain centralized functions to be acquired by Black Hills have been included in the pro forma adjustments for the three months ended March 31, 2008 and year ended December 31, 2007, respectively. Aquila’s corporate headquarters and centralized functions to be retained by Great Plains Energy were not included within the pro forma adjustments, including $9.8 million and $38.2 million of net operating expenses that Aquila allocated previously to the utility operations being acquired by Black Hills for the three months ended March 31, 2008 and year ended December 31, 2007, respectively.

B—These pro forma adjustments represent the elimination of assets and liabilities directly associated with the Asset Sale. Assets and liabilities related to certain centralized functions to be acquired by Black Hills have also been included in the pro forma adjustments.  Aquila’s corporate headquarters and centralized functions to be retained by Great Plains Energy were not included in the pro forma adjustments.

C—This pro forma adjustment represents the net cash proceeds related to the Asset Sale.  The net cash proceeds of $908.8 million from the Asset Sale are based on estimated working capital and capital expenditures as of March 31, 2008.  The net cash proceeds are subject to a working capital true up later in the year.

D—This pro forma adjustment represents the accrual of $6.2 million in estimated closing transaction costs related to the Asset Sale and a provision for pension funding of $11.8 million.

E—This pro forma adjustment represents the $305.6 million gain on the Asset Sale after transaction costs.

GREAT PLAINS ENERGY INCORPORATED
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared to reflect the acquisition of Aquila by Great Plains Energy. The acquisition was accomplished by merging a wholly-owned subsidiary of Great Plains Energy into Aquila, with Aquila being the surviving company. Immediately prior to Great Plains Energy’s acquisition of Aquila, Black Hills acquired from Aquila its electric utility assets in Colorado and its gas utilities assets in Colorado, Kansas, Nebraska and Iowa along with the associated liabilities (Asset Sale). Following the closing of the Asset Sale and acquisition, Great

Plains Energy became the parent company of Aquila, including its Missouri-based utilities consisting of Missouri Public Service and St. Joseph Light & Power divisions.

The Unaudited Pro Forma Condensed Combined Statement of Income combines the historical consolidated statements of income for Great Plains Energy and Aquila, as adjusted for the Asset Sale, giving effect to the acquisition as if it had occurred on January 1, 2007. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical unaudited consolidated balance sheets of Great Plains Energy and Aquila, as adjusted for the Asset Sale, giving effect to the acquisition as if it had been consummated on March 31, 2008. These Unaudited Combined Pro Forma Financial Statements should be read in conjunction with the:

·         accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information;

·         separate Unaudited Pro Forma Condensed Consolidated Financial Information (and the notes thereto) of Aquila included in this Exhibit 99.3;

·         separate unaudited financial statements of Great Plains Energy as of and for the three months ended March 31, 2008, included in the Great Plains Energy Quarterly Report on Form 10-Q for the three months ended March 31, 2008, which is incorporated by reference into this document;

·         separate historical financial statements of Great Plains Energy as of and for the year ended December 31, 2007, included in the Great Plains Energy Current Report on Form 8-K filed August 8, 2008, which is incorporated by reference into this document;

·         separate unaudited financial statements of Aquila as of and for the three months ended March 31, 2008, included in this Current Report on Form 8-K as Exhibit 99.2, which is incorporated by reference into this document; and

·         separate historical financial statements of Aquila as of and for the year ended December 31, 2007, included in this Current Report on Form 8-K as Exhibit 99.1, which is incorporated by reference.

The historical financial information of Great Plains Energy and Aquila, as adjusted as of and for the three months ended March 31, 2008 reflected in the Unaudited Pro Forma Condensed Combined Financial Information is unaudited.  The historical financial information of Great Plains Energy and Aquila, as adjusted as of and for the year ended December 31, 2007, reflected in the Unaudited Pro Forma Condensed Combined Financial Information is derived from the audited financial statements of Great Plains Energy and Aquila, respectively, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The Unaudited Pro Forma Condensed Combined Financial Information is provided for informational purposes only and is not necessarily indicative of what the combined companies’ financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information is not intended to project the future financial position or results of operations of the combined company.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the purchase method of accounting with Great Plains Energy as the acquirer. Accordingly, the historical consolidated financial information has been adjusted to give effect to the impact of the consideration issued in connection with the merger. In the Unaudited Pro Forma Condensed Combined Balance Sheet, Great Plains Energy’s cost to acquire Aquila has been allocated to the assets to be acquired and liabilities to be assumed based upon Great Plains Energy’s management’s preliminary estimate of their respective fair values. Any differences between the purchase price and the fair value of the assets and liabilities to be acquired will be recorded as goodwill. In Great Plains Energy’s opinion, the fair value of the assets acquired and liabilities (excluding long-term debt) assumed will approximate book value in a rate-regulated merger. Non-regulated assets and liabilities will be recorded at fair value. The amounts allocated to the assets acquired and liabilities assumed in the Unaudited Pro Forma Condensed Combined Financial Statements are based on Great Plains Energy’s management’s preliminary internal valuation estimates. The final allocation of the purchase price will be based upon the fair value of the assets acquired and liabilities assumed of Aquila on the date the acquisition was completed. Accordingly, the pro forma purchase allocation adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value following the closing of the acquisition. Final determinations of fair value may differ materially from those presented herein. Aquila’s integrated regulated operations comprised of the Missouri Public Service and St. Joseph Light & Power divisions are accounted for pursuant to SFAS No. 71 “Accounting for the Effects of Certain Types of Regulation.” Under the rate setting and recovery provisions currently in place and expected to continue in place for these regulated operations, revenues are derived from earning a return on, and a recovery of, the original cost of assets and liabilities. Accordingly, the fair values of the individual tangible assets and liabilities are estimated to approximate the carrying values. The estimated fair values of the assets and liabilities of these operations could also be materially affected by the rate structure of Aquila’s utilities upon completion of the acquisition.

The Unaudited Pro Forma Condensed Combined Statement of Income also includes certain purchase accounting adjustments, including adjustments for events that are directly attributable to the acquisition; factually supportable; and with respect to the statements of income, expected to have a continuing impact on the combined company’s results. The pro forma adjustments are described in the accompanying notes.

The purchase method of accounting applied to the acquisition is based on current accounting literature. In December 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141 (revised 2007), “Business Combinations” changing the rules governing the application of purchase accounting. The provisions of this statement are effective for Great Plains Energy prospectively for business combinations occurring on or after the beginning of January 1, 2009, except it requires the prospective application of the provisions related to income taxes to business combinations occurring in 2008.  As SFAS No. 141(R) is effective for the Aquila acquisition as related to provisions for income taxes, any adjustments to Aquila’s deferred tax assets and uncertain tax position balances that occur after the measurement period, which is limited to a maximum of one year from the acquisition date, will be recorded as a component of income tax expense as required by the standard.  Previously, under SFAS No. 141, adjustments to deferred tax assets and uncertain tax position balances that occurred after the measurement period were recorded as a component of goodwill.

GREAT PLAINS ENERGY INCORPORATED
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three Months Ended March 31, 2008

	Great Plains
	Energy		Aquila				Great Plains
	Historical		Historical		Pro Forma		Energy Combined
	As Adjusted	A	As Adjusted	A	Adjustments		Pro Forma
Operating Revenues	(millions, except per share amounts)
Electric revenues - Utility	$297.6		$148.4		$-		$446.0
Other revenues	-		(1.1)				(1.1)
Total	297.6		147.3		-		444.9
Operating Expenses
Fuel	54.7		35.6				90.3
Purchased power - Utility	30.8		41.1				71.9
Operating expenses	74.0		44.5		4.8	P	118.1
					(5.2)	R
Selling, general and administrative - non-regulated	8.9		1.1				10.0
Maintenance	30.2		11.5				41.7
Depreciation and amortization	50.2		18.4				68.6
General taxes	29.7		4.3				34.0
Total	278.5		156.5		(0.4)		434.6
Operating income (loss)	19.1		(9.2)		0.4		10.3
Non-operating income (expense)	8.0		3.4				11.4
Interest charges	(41.6)		(38.2)				(79.8)
Income (loss) from continuing operations before
income taxes and loss from equity investments	(14.5)		(44.0)		0.4		(58.1)
Income tax (expense) benefit	9.5		9.8		32.2	L	51.4
					1.9	P
					(2.0)	R
Loss from equity investments, net of income taxes	(0.4)		-				(0.4)
Income (loss) from continuing operations	(5.4)		(34.2)		32.5		(7.1)
Preferred stock dividend requirements	0.4		-				0.4
Income (loss) from continuing operations
available for common shareholders	$(5.8)		$(34.2)		$32.5		$(7.5)

Average number of basic common shares outstanding	85.9		375.9				118.1
Average number of diluted common shares outstanding	85.9		376.1				118.1

Basic and diluted loss from continuing operations
per common share	$(0.07)		$(0.09)				$(0.06)

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are
an integral part of these statements.

GREAT PLAINS ENERGY INCORPORATED
Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2007

	Great Plains	Aquila				Great Plains
	Energy	Historical		Pro Forma		Energy Combined
	Historical	As Adjusted	A	Adjustments		Pro Forma
Operating Revenues	(millions, except per share amounts)
Electric revenues - Utility	$1,292.7	$659.8		$-		$1,952.5
Other revenues	-	(8.2)				(8.2)
Total	1,292.7	651.6		-		1,944.3
Operating Expenses
Fuel	245.5	150.5				396.0
Purchased power - Utility	101.0	184.2				285.2
Skill set realignment (deferral) cost	(8.9)	-				(8.9)
Operating expenses	295.8	169.0		7.0	P	465.1
				(6.7)	R
Selling, general and administrative - non-regulated	20.9	5.0				25.9
Maintenance	91.7	45.4				137.1
Depreciation and amortization	175.6	66.2				241.8
General taxes	114.4	15.4				129.8
Loss on property and other charges	-	1.3				1.3
Other	0.2	-				0.2
Total	1,036.2	637.0		0.3		1,673.5
Operating income (loss)	256.5	14.6		(0.3)		270.8
Non-operating income (expense)	3.2	26.3				29.5
Interest charges	(91.9)	(141.2)				(233.1)
Income (loss) from continuing operations before
income taxes and loss from equity investments	167.8	(100.3)		(0.3)		67.2
Income tax (expense) benefit	(44.9)	(7.6)		70.2	L	17.9
				(2.5)	R
				2.7	P
Loss from equity investments, net of income taxes	(2.0)	-				(2.0)
Income (loss) from continuing operations	120.9	(107.9)		70.1		83.1
Preferred stock dividend requirements	1.6	-				1.6
Income (loss) from continuing operations
available for common shareholders	$119.3	$(107.9)		$70.1		$81.5

Average number of basic common shares outstanding	84.9	375.7				117.1
Average number of diluted common shares outstanding	85.2	375.7				117.4

Earnings (loss) from continuing operations
per common share
Basic	$1.41	$(0.29)				$0.70
Diluted	1.40	(0.29)				0.69

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are
an integral part of these statements.

GREAT PLAINS ENERGY INCORPORATED
Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2008

	Great Plains		Aquila				Great Plains
	Energy Historical		Historical		Pro Forma		Energy Combined
	As Adjusted	A	As Adjusted	A	Adjustments		Pro Forma
ASSETS	(millions)
Current Assets
Cash and cash equivalents	$16.1		$937.0		$(677.2)	K	$275.9
Restricted cash	-		1.3				1.3
Funds on deposit	-		33.9				33.9
Receivables, net	139.8		125.9		(0.7)	B	274.1
					5.8	R
					3.3	J
Fuel inventories, at average cost	42.9		35.4				78.3
Materials and supplies, at average cost	65.4		31.9				97.3
Deferred refueling outage costs	10.7		-				10.7
Refundable income taxes	21.2		-				21.2
Deferred income taxes	2.0		-				2.0
Assets of discontinued operations	637.5		-				637.5
Derivative instruments	3.1		44.4				47.5
Other	12.7		6.9				19.6
Total	951.4		1,216.7		(668.8)		1,499.3
Nonutility Property and Investments
Affordable housing limited partnerships	16.6		-				16.6
Nuclear decommissioning trust fund	106.9		-				106.9
Nonutility plant, net	-		127.0				127.0
Other	7.3		-				7.3
Total	130.8		127.0		-		257.8
Utility Plant, at Original Cost
Utility Plant	5,514.2		2,120.5		(20.0)	S	7,614.7
Less-accumulated depreciation	2,638.9		836.4				3,475.3
Net utility plant in service	2,875.3		1,284.1		(20.0)		4,139.4
Construction work in progress	662.9		267.0				929.9
Nuclear fuel, net of amortization	57.8		-				57.8
Total	3,596.0		1,551.1		(20.0)		5,127.1
Deferred Charges and Other Assets
Regulatory assets	401.2		106.6		21.6	M	592.0
					62.6	R
Goodwill	-		111.0		(111.0)	I	138.7
					138.7	D
Deferred income taxes	-		6.3		(6.3)	N	-
Derivative instruments	0.1		16.4				16.5
Pension asset	-		26.3				26.3
Other	42.7		39.1		(23.6)	H	58.2
Total	444.0		305.7		82.0		831.7
Total	$5,122.2		$3,200.5		$(606.8)		$7,715.9

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are
an integral part of these statements.

GREAT PLAINS ENERGY INCORPORATED
Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2008

	Great Plains		Aquila				Great Plains
	Energy Historical		Historical		Pro Forma		Energy Combined
	As Adjusted	A	As Adjusted	A	Adjustments		Pro Forma
LIABILITIES AND CAPITALIZATION	(millions)
Current Liabilities
Notes payable	$68.0		$100.0		$-		$168.0
Commercial paper	163.9		-				163.9
Current maturities of long-term debt	0.3		2.4				2.7
Accounts payable	254.5		73.7		(0.7)	B	327.5
Accrued taxes	36.6		13.1				49.7
Accrued interest	26.0		30.9				56.9
Accrued compensation and benefits	24.1		9.9		4.8	P	38.8
Pension and post-retirement liability	1.3		1.6				2.9
Liabilities of discontinued operations	286.4		-				286.4
Derivative instruments	38.4		30.6				69.0
Other	10.1		66.8		56.5	R	166.3
					8.9	H
					8.3	J
					15.7	Q
Total	909.6		329.0		93.5		1,332.1
Deferred Credits and Other Liabilities
Deferred income taxes	598.7		-		(86.8)	C	423.6
					(88.4)	L
					8.3	M
					(6.3)	N
					(1.9)	P
Deferred investment tax credits	26.7		6.3				33.0
Asset retirement obligations	107.4		9.2				116.6
Pension and post-retirement liability	156.4		25.6				182.0
Regulatory liabilities	138.9		91.9				230.8
Derivative instruments	-		0.6				0.6
Other	59.7		32.3				92.0
Total	1,087.8		165.9		(175.1)		1,078.6
Capitalization
Common shareholders' equity
Common stock	1,070.1		3,888.8		(3,888.8)	E	2,099.8
					1,026.5	F
					3.2	G
Retained earnings (deficit)	518.1		(2,219.0)		(111.0)	I	530.0
					2,330.0	E
					11.9	R
Treasury stock, at cost	(3.3)		(0.3)		0.3	E	(3.3)
Accumulated other comprehensive income (loss)	48.0		2.0		(2.0)	E, M	48.0
Total	1,632.9		1,671.5		(629.9)		2,674.5
Cumulative preferred stock	39.0		-				39.0
Long-term debt	1,452.9		1,034.1		104.7	O	2,591.7
Total	3,124.8		2,705.6		(525.2)		5,305.2
Commitments and Contingencies
Total	$5,122.2		$3,200.5		$(606.8)		$7,715.9

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are
an integral part of these statements.

GREAT PLAINS ENERGY INCORPORATED
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.                 Basis of Presentation

The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared to reflect the acquisition of Aquila by Great Plains Energy.

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary. The actual purchase price will be based upon the value of Great Plains Energy shares issued to Aquila shareholders, the fair value of the Aquila share-based compensation that will be exchanged for Great Plains Energy’s share-based compensation and the actual transaction-related costs of Great Plains Energy. The final allocation of the purchase price will be based upon the fair value of the assets acquired and liabilities assumed of Aquila on July 14, 2008, the date the acquisition was completed.

The preliminary estimated total purchase price of the merger, as if it occurred on March 31, 2008, is as follows:

(Amounts in millions, except share data)
Aquila common shares outstanding	(1)	376.0
Director stock awards		0.2
Total Aquila common shares to be converted to Great Plains Energy shares		376.2
Great Plains Energy share price	(2)	$31.88
Exchange ratio into Great Plains Energy shares	(3)	0.0856
Equivalent number of Great Plains Energy shares	(4)	32.2
Option exchange ratio	(5)	0.159
Estimated fair value of Great Plains Energy shares issued	(6)	$1,026.5
Cash consideration paid	(7)	$677.2
Estimated fair value of stock options exchanged	(8)	$3.2
Estimated transaction-related costs	(9)	$32.5

Total preliminary estimated purchase price		$1739.4

       (1) For pro forma purposes, the shares outstanding represent the total number of common shares of Aquila outstanding as of March 31, 2008. The actual purchase price will be based on the total shares of Aquila outstanding as of July 14, 2008, the effective date of the acquisition.
       (2) The share price used herein is based on the average closing price of Great Plains Energy common stock for the period beginning two trading days before and ending two trading days after the announcement of the transaction. The range of dates for Great Plains Energy was between February 5, 2007 and February 9, 2007, and is herein referred to as the Great Plains Energy Share Price.
       (3) The Exchange Ratio for Great Plains Energy shares to be issued to Aquila shareholders is defined in the Agreement and Plan of Merger among Aquila, Great Plains Energy    Incorporated, Gregory Acquisition Corp. and Black Hills Corporation, dated as of February 6, 2007 (Merger Agreement), which was filed as Exhibit 10.1 to Great Plains Energy Incorporated’s Current Report on Form 8-K dated February 7, 2007 and filed with the SEC on February 8, 2007.
    (4) The equivalent number of Great Plains Energy shares is based on the Aquila common shares outstanding as of March 31, 2008, multiplied by the Exchange Ratio into Great Plains Energy shares.
       (5) The Option Exchange Ratio, as defined in the Merger Agreement, is the Exchange Ratio plus the ratio derived by dividing the per share cash amount by the Parent Company Stock Value, which is defined in the agreement as the average of the closing sales prices for a share of Parent Common Stock over the five consecutive trading days ending with the second complete trading day prior to the closing date (not counting the closing date). The Parent Company Stock Value used herein is based on the average closing price for Great Plains Energy stock for the period between March 20, 2008 and March 27, 2008.

       (6) The estimated fair value of Great Plains Energy shares issued is the equivalent number of Great Plains Energy shares multiplied by the Great Plains Energy Share Price.
       (7) Cash consideration paid is calculated as the total number of Aquila common shares to be converted to Great Plains Energy Shares, multiplied by $1.80, as defined in the merger agreement.
       (8) The estimated fair value of the stock options exchanged in the merger is calculated by multiplying the excess of the Great Plains Energy Share Price of $31.88 over the converted exercise price of Aquila stock options by the new Great Plains Energy options issued. The fair value of the new Great Plains Energy options issued for the purposes of these Unaudited Pro Forma Condensed Combined Financial Statements may differ from the fair value determined at closing.
       (9) The estimated costs directly related to the merger transaction are comprised of Great Plains Energy financial advisory, legal, and other professional services fees, excluding all of the merger-related expenses of Aquila.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the impact of all financing, liquidity or other balance sheet repositioning that may be undertaken subsequent to the acquisition, nor does it reflect any other changes that might occur regarding the Great Plains Energy and Aquila combined portfolios of businesses.

2.                 Synergies

Great Plains Energy expects to incur transaction and transition costs related to the acquisition and to realize cost savings and synergies commencing upon the consummation of the acquisition. These cost savings and synergies are not included in the pro forma financial information.

The Unaudited Pro Forma Condensed Combined Financial Statements are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Asset Sale and acquisition been completed at the dates indicated. Aquila historical information has been adjusted for the Asset Sale. In relation to the Asset Sale, the pro forma adjustments include eliminations of the assets sold and the liabilities, revenues and expenses directly associated with the assets sold. Therefore, costs related to centralized functions that have not been eliminated would more than likely be significant in relation to the significant amount of assets sold.

Except as discussed at Note 4, adjustment J & Q to the Unaudited Pro Forma Condensed Combined Balance Sheet, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect any nonrecurring charges expected to result from the acquisition. The majority of nonrecurring charges resulting from the acquisition are anticipated to be comprised of executive separation, employee termination costs and other exit costs related to the Aquila business that will be recognized in the opening balance sheet in accordance with Emerging Issues Task Force (EITF) Issue No 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.” Other acquisition-related charges may be incurred that do not meet the criteria in EITF Issue No 95-3, including employee termination and exit costs related to the acquired business and other integration-related costs.

3.                 Reclassifications

Certain reclassifications have been made to Aquila’s historical financial statement presentation in order to conform to Great Plains Energy’s historical financial statement presentation. These reclassifications had no impact on the historical income from continuing operations reported by Aquila.

Based on Great Plains Energy’s review of Aquila’s summary of significant accounting policies disclosed in Aquila’s financial statements, the most significant difference in accounting policies noted relates to the accounting for planned major maintenance activities and classification of interest and penalties related to uncertain tax positions.

Great Plains Energy early adopted the provisions of FASB Staff Position (FSP) No. AUG AIR-1, “Accounting for Planned Major Maintenance Activities”, which prohibits the use of the accrue-in-advance method of accounting for planned major maintenance activities. Aquila adopted the direct expense method, but, as permitted by regulatory authorities will continue to use the accrue-in-advance method of accounting for planned major maintenance activities.

With the adoption of FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of SFAS No. 109, “Accounting for Income Taxes” January 1, 2007, an accounting policy difference was noted with respect to the classification of interest and penalties related to uncertain tax positions. Upon adoption, Great Plains Energy elected to make an accounting policy change to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in non-operating expenses. Aquila recognizes interest and penalties as part of the tax provision. Amounts have been reclassified to conform to Great Plains Energy’s presentation in the Unaudited Pro Forma Condensed Combined Financial Statements.

Upon consummation of the acquisition, further review of Aquila’s accounting policies and financial statements may result in required revisions to Aquila’s policies and classifications to conform to those of Great Plains Energy.

4.                 Pro Forma Adjustments

The pro forma adjustments reflect the allocation of the estimated purchase price at an amount equal to the preliminary estimate of their fair values to the Aquila pro forma current and non-current tangible assets, intangible assets, and current and non-current liabilities; the amortization expense related to the estimated definite-lived intangible assets; changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets; elimination of intercompany transactions; and the income tax effect related to the pro forma adjustments.

The pro forma combined provisions for income taxes do not reflect the amounts that would have resulted had Great Plains Energy and Aquila as adjusted filed consolidated income tax returns during the periods presented.

The pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Financial Statements are as follows:

A—Great Plains Energy and Aquila As Adjusted Historical Presentation—The March 31, 2008 amounts presented for Great Plains Energy represent the historical amounts recast to reflect Strategic Energy as discontinued operations consistent with the December 31, 2007 income statement included in this document.  The amounts presented for Aquila represent the Aquila historical amounts as adjusted as presented in the Aquila Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Income.
B—The pro forma adjustment represents the elimination of transactions between Great Plains Energy and Adjusted Aquila included in each company’s historical balance sheet. The underlying amounts in these adjustments relate to joint owner activities.
C—The pro forma adjustment represents the deferred tax impact related to the net amount assigned to the current and non-current assets and liabilities of Adjusted Aquila. This adjustment does not consider the goodwill in excess of the Adjusted Aquila historical carrying amount and the deferred tax impacts of the other pro forma adjustments. Income tax effects have been calculated using the Aquila statutory federal and blended state rate of 38.8% and could change based on changes in the applicable tax rates and finalization of the consolidated company’s tax position after the July 14, 2008 close.
D—The pro forma adjustment represents goodwill, i.e. the excess of the purchase price over the fair value of the tangible assets of Adjusted Aquila acquired and liabilities assumed.
Under the purchase method of accounting, the total estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values with the excess of the purchase price over the fair value recorded to goodwill. The fair value of these assets and liabilities is preliminary and subject to change pending additional information that may come to Great Plains Energy’s knowledge and restructuring decisions made.

    The following represents the preliminary adjustments to the assets acquired and liabilities assumed:

(Amounts in Millions)
Total preliminary estimated purchase price (Note 1)	$1,739.4
Less: Book value of Aquila assets acquired and liabilities assumed	1,671.5
Excess of purchase price over net book value of assets acquired	$67.9

Adjustments to goodwill related to:
Elimination of historical goodwill	$111.0
Tangible assets	20.0
Regulatory assets-pensions	(21.6)
Receivables, net	(3.3)
Other current liabilities	28.8
Long-term debt	104.7
Deferred tax liabilities	(168.8)
Total adjustments	70.8

Total adjustment to goodwill	$138.7

In Great Plains Energy’s opinion, the fair value of assets, liabilities and long-term debt assumed will approximate book value in a rate-regulated acquisition. Great Plains Energy’s management analyzed the Merger Agreement for potential intangible assets and none were identified.

Pursuant to SFAS No. 142, “Goodwill and Other Intangible Assets”, goodwill is not amortized; rather, impairment tests are performed at least annually or more frequently if circumstances indicate an impairment may have occurred. If an impairment exists, the goodwill is immediately written down to its fair value through a current charge to retained earnings. Accordingly, the goodwill arising from the acquisition will be subject to an impairment test at least annually.
E—The historical equity of Aquila is eliminated in this pro forma adjustment.
F—Represents the pro forma adjustment to record the fair value of the Great Plains Energy common shares outstanding exchanged in the acquisition.
G—Represents the pro forma adjustment to record the fair value of the Adjusted Aquila stock options converted to Great Plains Energy stock options.
H—This pro forma adjustment accrues the estimated remaining direct costs of the acquisition, or anticipated transaction-related expenses of Great Plains Energy to be included in the estimated purchase price for the acquisition, which include financial advisory, legal and other professional service fees.
I—The pro forma adjustment eliminates goodwill previously recorded by Aquila primarily related to Aquila’s purchase of St. Joseph Light & Power Company.
J—Represents the pro forma adjustments to accrue expenses related to Aquila executives and other employees as a result of the acquisition change in control and severance.
K—The cash consideration paid to Aquila shareholders in the acquisition is reflected in this pro forma adjustment as if the acquisition occurred on March 31, 2008.
L—Represents the pro forma adjustments to deferred taxes and income tax expense related to Federal and State net operating loss carryforwards (NOLs). An adjustment of $88.4 million was included to reduce the valuation allowance on NOLs and decrease income tax expense $32.2 million for the three months ended March 31, 2008 and $70.2 million for the year ended December 31, 2007, to reflect the combined company’s net tax liability and ability to utilize NOLs. The merger transaction will result in a change in ownership within the definitions of Section 382 of the Internal Revenue Code. Based on currently available information, the Section 382 limitation is expected to limit the combined company’s ability to utilize Federal and State NOLs. In addition, the combined company will not be able to utilize State NOLs in states where the company will no longer have operations. The adjustments could be materially affected by finalization of the consolidated company’s tax position after the July 14, 2008 close.
M—This pro forma adjustment represents the recording of a regulatory asset by Great Plains Energy of certain unrecognized pension prior service costs and actuarial gains/losses that had previously been included in accumulated other comprehensive income by Aquila. These unrecognized pension costs were eliminated in purchase accounting in connection with the elimination of Aquila’s historical equity as described in Note E. These pension costs are included as a purchase accounting adjustment because they are expected by Great Plains Energy to be recovered through rates in connection with the acquisition of Aquila.

N—Represents the pro forma adjustment to reflect the net tax liability of the combined company pursuant to FASB Interpretation No. 39, “Offsetting of Amounts Related to Certain Contracts-an interpretation of APB Opinion No. 10 and FASB Statement No. 105”.
O— Represents the pro forma adjustment to record the estimated fair value of Adjusted Aquila long-term debt. The adjustment was determined based on quoted market prices at March 31, 2008, and applicable state regulatory treatment for certain debt issuances, and will be amortized as a reduction of interest expense over the remaining term of the debt.
P— This pro forma adjustment represents adjustments to conform various Aquila accounting policies to those of Great Plains Energy.
Q— This pro forma adjustment represents adjustments to record an estimate of certain exit costs expected to be incurred in accordance with EITF Issue No 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination” and estimated in accordance with EITF Issue No 98-1, “Valuation of Debt Assumed in a Purchase Business Combination”.
R— This pro forma adjustment represents the recording of a regulatory asset to defer non-labor transition costs and amortize over a five-year period beginning with rates effective after the first post-transaction rate cases currently anticipated to be summer 2009. This adjustment also reclassifies the related incurred expenses, net of tax, included in the income statements for the periods presented.
S— Represents the pro forma adjustment to record the estimated fair value of the Aquila corporate headquarters facility expected to be sold after close of the transaction. The adjustment was determined based on Great Plains Energy’s estimates of fair value based on broker estimates, indicating a fair value of approximately $26.0 million. This analysis is significantly affected by assumptions regarding the current market for the building. The $20.0 million adjustment reflects the difference between the fair value of the facility at $26.0 million and the $46.0 million book value of the facility at March 31, 2008. Great Plains Energy management believes this to be an appropriate estimate of the fair value of the facility. The adjusted value could be materially affected by changes in fair value prior to the recording of the acquisition.

5.                 Unaudited Pro Forma Earnings (Loss) per Share

The pro forma weighted average number of basic shares outstanding is calculated by adding Great Plains Energy’s weighted average number of basic shares of common stock outstanding for the three months ended March 31, 2008 or the year ended December 31, 2007 and Aquila’s weighted average number of basic shares of common stock outstanding for the same period multiplied by the exchange ratio of 0.0856:
	Three months ended		For the year ended
	March 31, 2008		December 31, 2007
	Weighted		Weighted
	Average	Loss	Average	Earnings
(Amounts in Thousands, except per share data)	Shares	per share	Shares	per share
Basic:
Great Plains Energy	85.9		84.9
Conversion of Aquila to Great Plains Energy	32.2		32.2
Pro forma	118.1	$ (0.06)	117.1	$ 0.70

Diluted:
Great Plains Energy	85.9		85.2
Conversion of Aquila to Great Plains Energy	32.2		32.2
Pro forma	118.1	$ (0.06)	117.4	$ 0.69